International Battery Metals Ltd. Reports Fourth Quarter and Full Year Fiscal 2026 Financial Results

Continued Advancement Towards Commercial Positioning of Modular Direct Lithium Extraction (DLE) Technology

Vancouver, British Columbia & Houston, Texas--(BUSINESS WIRE)-- International Battery Metals Ltd. (“IBAT” or the “Company”) (TSXV: IBAT) & (OTCQB: IBATF), an advanced technology provider of modular direct lithium extraction (DLE) systems, today reported financial results for its fourth quarter and full year fiscal 2026, ended March 31, 2026.

Joseph Mills, Chief Executive Officer of IBAT, commented:

"The fourth quarter was about focus and execution, getting disciplined about where we spend our time and energy, what customers actually need and where IBAT fits in the supply chain. We've done that work, and the results are bearing fruit. The brine testing program we announced in June is the clearest demonstration of that. We have tested brine samples from multiple operators across the Smackover geological formation in Texas and Arkansas, as well as brines from the Middle East and Argentina, and the numbers are consistent. 98% lithium recovery. 99+% contaminant rejection. More than 1,200 cycles on a single column with zero degradation. Those are real-world samples from operators who are actively evaluating their commercial path forward, and our media and technology continues to perform at expected levels.

"Every brine is different, and we have now proven our technology holds up across a wide range of compositions. We continue to have ongoing dialogue with several counterparties regarding deployment of our existing modular DLE plant and we are optimistic that we will engage to negotiate a commercial agreement soon. We know what our media does, we know how to engineer a deployment efficiently and we know how to structure a deal that works for both sides. Secure the next deployment, execute well and build IBAT's reputation one project at a time. We remain focused on that objective."

Fourth Quarter Fiscal Year 2026 Business Highlights

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Continued brine testing and technical evaluation activities with prospective customers in the United States, Argentina and the Middle East;
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Company focused on commercial discussions including the deployment of the existing MDLE plant;
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Maintained disciplined cost structure while prioritizing customer engagement and proposal development;
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Continued positioning of IBAT’s modular DLE technology as a scalable component within a broader lithium production flowsheet;
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Raised an additional $2.0 million of new equity financing.

Management remains focused on securing one or more commercial deployments aligned with its overall commercial strategy.

Fourth Quarter Financial Highlights (fiscal year 2026 versus fiscal year 2025)

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Revenue: $63 thousand compared to a reversal of ($11) thousand, reflecting service revenue from brine testing activities.
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Operating Costs (excluding depreciation): $0.5 million compared to $1.0 million .
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Selling, General and Administrative Expenses (excluding depreciation): $2.2 million compared to $2.3 million.
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Operating Income/Loss: loss of ($3.4) million compared to ($4.1) million.
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Change in Fair Value of Warrant Liability: ($1.4) million loss compared to a $5.3 million gain.
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Net Income/(Loss) and Basic and Diluted Earnings Per Share (EPS): net loss ($5.3) million, or $(0.02) basic and diluted earnings per share, compared to net income of $0.3 million, or $0.00 basic and diluted earnings per share.
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Cash: $9.2 million as of March 31, 2026.

Full Year Financial Highlights (fiscal year 2026 versus fiscal year 2025)

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Revenue: $164 thousand compared to $871 thousand, reflecting service revenue from brine testing activities in the current year compared to reimbursable revenue in the prior year.
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Operating Costs (excluding depreciation): $2.1 million compared to $3.5 million.
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Selling, General and Administrative Expenses (excluding depreciation): $8.5 million compared to $9.0 million.
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Operating Income/Loss: loss of ($13.5) million compared to ($15.2) million.
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Change in Fair Value of Warrant Liability: $16.5 million gain compared to a $13.2 million gain.
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Net Income/(Loss) and Basic and Diluted Earnings Per Share (EPS): net income of $0.1 million, or $0.00 basic and diluted earnings per share, compared to a net loss of ($3.5) million, or $(0.01) basic and diluted earnings per share.

Conference Call Information

The Company will host a conference call tomorrow, Thursday, June 18, 2026, at 11:00 a.m. Eastern Time to discuss financial and operational results.

Dial-in and Webcast Information

Date/Time: Thursday, June 18 at 11:00 a.m. Eastern Time

Toll-Free (North America): +1 (800) 715-9871

Toll/International: +1 (646) 307-1963

Conference Call ID: 2668118

Webcast Link: https://app.webinar.net/dZY10b95v2L

EasyConnect 'Dial-Me In': Participants, visit the address https://registrations.events/easyconnect/8716727/recAHzvY1JZfBaJq0/ and enter your details.

The system will dial out to you and connect you into the conference. You do not need to pre-register for this service.

Replay Information

Toll-Free (North America) +1 (800) 770-2030

Toll/International: +1(609) 800-9909

Conference Call ID: 2668118#

Expiration: Replay will expire on Thursday, July 2, 2026, 11:59 p.m. Central Time.

About International Battery Metals Ltd.

International Battery Metals Ltd. is a direct lithium extraction technology company focused on advancing the development of lithium from brine resources. The Company delivers a proprietary DLE process through a modular plant design and architecture built around its media and column systems. Depending on customer requirements, IBAT integrates its DLE process into existing customer flowsheets or specifications or delivers a full flowsheet solution using its proprietary DLE design in conjunction with strategic partnerships. With operational field deployment experience, International Battery Metals is positioned to support the next phase of lithium project development as global battery demand continues to expand. The Company is headquartered in Houston, Texas.

Special Note Regarding Forward-Looking Statements

This press release and our earning call include information regarding the Company’s future financial and operational performance and plans, targets, aspirations, expectations, and objectives of management, constitute forward-looking statements within the meaning of the Section 21E of the Exchange Act and forward-looking information within the meaning of Canadian provincial and territorial securities laws. We refer to all of these as forward-looking statements. Forward-looking statements are forward-looking in nature and, accordingly, are subject to risks and uncertainties. All statements other than statements of historical fact included in this quarterly report regarding the prospects of the Company’s industry or its prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “plans,” “expects,” “does not expect,” “is expected,” “look forward to,” “budget,” “scheduled,” “estimates,” “forecasts,” “will continue,” “intends,” “the intent of,” “have the potential,” “anticipates,” “does not anticipate,” “believes,” “should,” “should not,” or variations of such words and phrases that indicate that certain actions, events or results “may,” “could,” “would,” “might,” “will,” “be taken,” “occur,” “be achieved,” or the negative of these terms or variations of them or similar terms and include, without limitation, statements regarding our expectations or beliefs regarding:

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our expectations regarding industry demand for lithium;
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our beliefs regarding demand for our current MDLE Plant and MDLE Plant technology;
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our strategies for attracting customers and deploying our MDLE Plant; and
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our expectations regarding the amount and timing of our future financing requirements and fund raising process.

Our forward-looking statements, included in this quarterly report and elsewhere, represent management’s expectations as of the date that they are made and we undertake no obligation to update these statements. Our forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, these forward-looking statements are subject to a number of risks and uncertainties and actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include those risks set forth in our SEC filings and risks related to:

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industry demand and market prices for lithium;
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our ability to attract and negotiate a definitive agreement with a customer for our current MDLE Plant;
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our ability to customize the MDLE Plant to meet the needs of a customer, including our ability to fund such customizations;
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our ability to protect our intellectual property rights in our technology;
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the success or failure of management’s efforts to continue to develop the next generation of our MDLE Plant technology;
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rapid technological change that could cause our technology to become obsolete or not cost-effective;
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the loss of key members of our management team;
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our ability to expand in existing and new markets; and
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our ability to obtain adequate or timely funding to operate our business and meet our future capital expenditure requirements.

Investor Relations Contact:

Brian Siegel, IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

brian@haydenir.com

International Battery Metals Ltd.

Consolidated Balance Sheets

As of March 31, 2026 and March 31, 2025

(In thousands)

	March 31,
	2026	2025
Assets
Current assets
Cash	$9,187	$10,737
Accounts receivable, net	90	459
Inventory	1,061	1,061
Other current assets	251	273
Total current assets	10,589	12,530
Plant and equipment, net	26,842	28,450
Intangible assets, net	2,190	3,266
Right of use asset	141	232
Total assets	$39,762	$44,478
Current liabilities
Accounts payable	$395	$1,293
Accrued liabilities	892	533
Obligation to issue shares, related party	—	679
Lease obligation, current	99	89
Total current liabilities	1,386	2,594
Warrant liability	9,968	15,151
Lease obligation, long-term	44	143
Total liabilities	11,398	17,888
Commitments and contingencies
Shareholders' equity
Share capital, no par 343,033 and 268,992 common shares issued and outstanding, respectively, as of March 31, 2026 and 2025, respectively	67,808	66,156
Accumulated deficit	(39,444)	(39,566)
Total shareholders' equity	28,364	26,590
Total liabilities and shareholders' equity	$39,762	$44,478

International Battery Metals Ltd.

Consolidated Statements of Income (Loss)(Unaudited)

For the Three Months and Years Ended March 31, 2026 and 2025

(In thousands, except per share amounts)

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
REVENUE
Service	$63	$—	$164	$—
Reimbursable	—	(11)	—	871
Total Revenue	63	(11)	164	871

COST OF REVENUE
Cost of revenue	—	—	34	—
Gross margin	63	(11)	130	871

OPERATING COSTS AND EXPENSES
Operating costs, excluding depreciation	519	990	2,078	3,533
Selling, general and administrative expenses, excluding depreciation	2,186	2,317	8,460	9,042
Reimbursable expenses	—	(11)	—	871
Amortization of intangible assets	269	269	1,076	1,076
Depreciation	504	495	2,009	1,552
Operating loss	(3,415)	(4,071)	(13,493)	(15,203)
Bad debt expense	—	(502)	—	(502)
Excess fair value of warrants over private placement proceeds	(439)	(381)	(439)	(1,040)
Gain/loss on warrants modification	2	-	(2,442)	—
Change in fair value of warrant liability	(1,446)	5,283	16,493	13,229
Other income	3	—	3	—
Net income before income tax provision	(5,295)	329	122	(3,516)
Net income (loss)	$(5,295)	$329	$122	$(3,516)

Net income/(loss) per share, basic	$(0.02)	$0.00	$0.00	$(0.01)
Net income/(loss) per share, diluted	$(0.02)	$0.00	$0.00	$(0.01)

Weighted average shares outstanding, basic	306,233	242,908	296,635	238,431
Weighted average shares outstanding, diluted	310,685	242,908	301,027	238,431